Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SOUTH MOUNTAIN MERGER CORP.
South Mountain Merger Corp., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:
1. The name of the Corporation is “South Mountain Merger Corp.” (the “Corporation”). The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 28, 2019, and was most recently amended and restated on June 19, 2019 (the “Existing Certificate”).
2. This Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”), which both restates and amends the provisions of the Existing Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
3. This Restated Certificate shall become effective upon its filing with the Secretary of State of the State of Delaware.
4. The text of the Existing Certificate is hereby restated and amended in its entirety to read as follows:
I.
The name of this corporation is BTRS Holdings Inc.
II.
The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Zip Code 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
III.
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
IV.
A The Corporation is authorized to issue three classes of stock to be designated, respectively, “Class 1 Common Stock,” “Class 2 Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 575,000,000 shares. 538,000,000 shares shall be Class 1 Common Stock, par value $0.0001 per share (the “Class 1 Common Stock”), 27,000,000 shares shall be Class 2 Common Stock, par value $0.0001 per share (the “Class 2 Common Stock” and together with the Class 1 Common Stock, the “Common Stock”), and 10,000,000 shares shall be Preferred Stock, par value $0.0001 (the “Preferred Stock”).
B. Effective immediately upon the effectiveness of the filing of this Restated Certificate with the Secretary of State of the State of Delaware (the “Effective Time”), each one share of the Corporation’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that was issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Class 1 Common Stock without any further action by the Corporation or any stockholder thereof. Effective immediately upon the Effective Time, each one share of the Corporation’s Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”) held by Special Situations Investing Group II, LLC or its affiliates (collectively, “GS”) that was issued and outstanding immediately prior to the Effective Time shall instead automatically be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Class 2 Common Stock without any further action by the Corporation or any stockholder thereof. Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock or Class C Common Stock (each, a “Prior Certificate”) shall, until surrendered to the Corporation in exchange for a certificate representing the same number and class of shares of Common Stock, automatically represent that number of shares of Common Stock into which the shares of Class A Common Stock or Class C Common Stock, as applicable, represented by the Prior Certificate shall have been reclassified and redesignated.

C. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to the rights of the holders of any series of Preferred Stock then outstanding.
D. Except as otherwise provided herein, the holders of Class 1 Common Stock shall be entitled to one vote for each share of Class 1 Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote. Except as required by law or as otherwise set forth herein, the holders of shares of Class 2 Common Stock shall have no voting rights or power and shall not be entitled to vote on any matter that is submitted to a vote of the stockholders of the Corporation. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to law or this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock). There shall be no cumulative voting and no shares of Common Stock shall be entitled to preemptive or subscription rights. The number of authorized shares of Class 1 Common Stock and/or Class 2 Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
E. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with applicable law and to receive other distributions from the Corporation. Any dividends declared by the Board of Directors to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend; provided, that stock dividends may be declared, at the same rate per share, in shares of Class 1 Common Stock on the Class 1 Common Stock and in shares of Class 2 Common Stock on the Class 2 Common Stock.
F. Each share of Class 2 Common Stock shall be automatically converted without the payment of any additional consideration into one (subject to equitable adjustment in the event of any stock split, recapitalization, dividend or the like disproportionately affecting the Class 1 Common Stock and Class 2 Common Stock) fully paid share of Class 1 Common Stock following, and only following, the transfer thereof in a Widely Dispersed Offering by GS (or such other party to whom GS had transferred shares of Class 2 Common Stock and the transferees of such party) (in each case, other than a transferee acquiring such shares of Class 2 Common Stock in a Widely Dispersed Offering) (the “GS Transferees”). For the purposes of this Section F of Article IV, a “Widely Dispersed Offering” means (i) a widespread public distribution, including pursuant to Securities and Exchange Commission Rule 144, (ii) a transfer (including a private placement or a sale pursuant to Securities and Exchange Commission Rule 144) in which no one party acquires the right to purchase 2% or more of any class of voting securities (as such term is used for the purposes of the Bank Holding Company Act of 1956, as amended), (iii) an assignment to a single party (for example, a broker or investment banker) for the purposes of conducting a widespread public distribution on behalf of GS or the GS Transferees, or (iv) to a party who would control more than 50% of the voting securities of the Corporation without giving effect to the shares of Class 2 Common Stock transferred by the holder or the GS Transferees. Other than in the event of a Widely Dispersed Offering, shares of Class 2 Common Stock shall not be convertible into any other security of the Corporation.
G. Each certificate that immediately prior to an automatic conversion pursuant to Section F of Article IV represented shares of Class 2 Common Stock shall, until surrendered to the Corporation (or, if the registered holder thereof alleges that such certificate has been lost, stolen or destroyed, until the Corporation has been provided a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) in exchange for a certificate representing the same number of shares of Class 1 Common Stock, automatically represent that number of shares of Class 1 Common Stock into which the shares of Class 2 Common Stock represented by the prior certificate shall have been converted. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The Corporation shall, as soon as practicable after the receipt of such surrendered certificate

(or receipt of the lost certificate affidavit and agreement in lieu thereof), issue and deliver to such registered holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class 1 Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Class 2 Common Stock represented by the surrendered certificate (or lost certificate affidavit and agreement in lieu thereof) that were not converted into Class 1 Common Stock.
H. The Corporation shall at all times when the Class 2 Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class 2 Common Stock, such number of its duly authorized shares of Class 1 Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class 2 Common Stock; and if at any time the number of authorized but unissued shares of Class 1 Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class 2 Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class 1 Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.
I. Except as expressly provided in Section D of this Article IV above with respect to (i) voting powers and (ii) the Share Distributions (as hereinafter defined), the Class 1 Common Stock and the Class 2 Common Stock shall be identical in all respects and shall be pari passu with one another, and share ratably on a per share basis in respect of, the payment of dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation made in respect of the Common Stock. The Board of Directors may, at its discretion, declare a dividend of any securities of the Corporation or of any other corporation, limited liability company, partnership, joint venture, trust or other legal entity (a “Share Distribution”) to the holders of shares of Class 1 Common Stock and Class 2 Common Stock (i) on the basis of a ratable distribution of identical securities to holders of shares of Class 1 Common Stock and Class 2 Common Stock or (ii) on the basis of a ratable distribution of one class or series of securities to holders of shares of Class 1 Common Stock and another class or series of securities to holders of Class 2 Common Stock; provided that the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable) do not differ in any respect other than (x) differences in their rights (other than voting rights and powers) consistent in all material respects with differences between Class 1 Common Stock and Class 2 Common Stock and (y) differences in their relative voting rights and powers, with holders of shares of Class 2 Common Stock receiving a class or series of such securities having no voting rights or powers and holders of shares of Class 1 Common Stock receiving a class or series of such securities having voting rights or powers (without regard to whether such voting rights or powers are greater or lesser than the voting rights or powers of the Class 1 Common Stock provided in this Restated Charter). In furtherance of the foregoing, the Corporation shall not, whether by merger, consolidation, amendment to this Certificate, operation of law or otherwise, effect any stock split, recapitalization or similar adjustment to either class of its Common Stock unless simultaneously in connection therewith the Corporation effects an identical stock split, recapitalization or similar adjustment to the other classes of its Common Stock.
J. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock, in one or more series, and to fix the number of shares of such series and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors and filed in accordance with the DGCL. The number of authorized shares of Preferred Stock, or any series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.
V.
For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and stockholders, or any class thereof, as the case may be, it is further provided that:

A. MANAGEMENT OF THE BUSINESS.
The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Subject to any rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.
B. BOARD OF DIRECTORS
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class will consist, as nearly as possible, of a number of directors equal to one-third of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes. At the first annual meeting of stockholders held after the Effective Time, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term expiring at the third annual meeting of stockholders held thereafter. At the second annual meeting of stockholders held after the Effective Time, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term expiring at the third annual meeting of stockholders held thereafter. At the third annual meeting of stockholders held after the Effective Time, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term expiring at the third annual meeting of stockholders held thereafter. At each succeeding annual meeting of stockholders, directors shall be elected, for a term expiring at the third succeeding annual meeting of stockholders thereafter, to succeed the directors of the class whose terms expire at such annual meeting.
Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
C. REMOVAL OF DIRECTORS
1. Subject to the rights of any series of Preferred Stock to remove directors elected by such series of Preferred Stock, neither the entire Board of Directors nor any individual director may be removed from office without cause.
2. Subject to any limitations imposed by applicable law and the rights of any series of Preferred Stock to remove directors elected by such series of Preferred Stock, any individual director or the entire Board of Directors may be removed from office with cause only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors.
D. VACANCIES.
Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock to elect additional directors or fill vacancies in respect of such directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or by the sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation or removal.
E. BYLAW AMENDMENTS.
The Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provisions of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate, such action by stockholders shall require the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
F. STOCKHOLDER ACTIONS.
1. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.
2. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the Corporation and no action shall be taken by the stockholders by written consent.
3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
VI.
A. The liability of the directors for monetary damages shall be eliminated to the fullest extent permitted under applicable law. In furtherance thereof, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing two sentences shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.
B. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.
C. Any repeal or modification of this Article VI shall only be prospective and shall not adversely affect the rights or protections or increase the liability of any officer or director under this Article VI as in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
VII.
A. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation, on behalf of itself and its direct and indirect subsidiaries (collectively, “Subsidiaries”), hereby renounces any interest or expectancy of the Corporation or any such Subsidiary in, or in being offered an opportunity to participate in, any Excluded Opportunity.
B. As used herein, “Excluded Opportunity” means any business opportunity, transaction or other matter (a “Corporate Opportunity”), whether or not the Corporation or any Subsidiary might reasonably be expected to have pursued or had the ability or desire to pursue such Corporate Opportunity if granted or otherwise provided the opportunity to do so, that is presented to, acquired, created or developed by or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any Subsidiary or (ii) any stockholder of the Corporation, affiliate of such stockholder (other than the Corporation or any of its Subsidiaries) or any partner, member, manager, director, officer, employee or agent of any such stockholder or affiliate, in each case of this clause (ii) who is not an employee of the Corporation or any Subsidiary (any of the foregoing clauses (i) and (ii), a “Specified Party”); provided, however, that the definition of “Excluded Opportunity” does not include, and the Corporation and its Subsidiaries do not hereby renounce any interest or expectancy in, or in being offered an opportunity to participate in, a Corporate Opportunity with respect to a Specified Party who is a director of the Corporation and who is first offered the applicable Corporate Opportunity solely in his or her capacity as a director, officer or employee of the Corporation or any Subsidiary.

C. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate or the Bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any Specified Party granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification. This Article VII shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Restated Certificate, the Bylaws or applicable law.
VIII.
A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, any federal court located in the State of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action: (A) any derivative claim or cause of action brought on behalf of the Corporation; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; (C) any claim or cause of action arising out of or pursuant to any provision of the DGCL, this Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article VIII shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act.
IX.
A. Any person or entity holding, owning, or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Restated Certificate.
B. Subject to Sections A and C of Article VI and to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the Corporation reserves the right to amend, alter, change or repeal, at any time and from time to time, any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, except as provided in Section C of this Article IX, and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate in its present form or as hereafter amended herein are granted subject to this reservation.
C.  Notwithstanding any other provisions of this Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or by this Restated Certificate or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal (whether by merger, consolidation or otherwise) Articles V, VI, VII, VIII and IX.